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                                                                      EXHIBIT 21


                          SUBSIDIARIES OF THE COMPANY
                          ---------------------------


                            Jurisdiction         Names Under Which
Subsidiary                  of Incorporation     Subsidiary Does Business
----------                  ----------------     ------------------------
Ingleby Holding Corp.       Delaware

Caribiner, Inc.             New York             Caribiner Communications
                                                 Total Audio Visual Services

Entertainment Trademark     New York
 Consultants, Inc.

Caribiner Holdings (UK)     United Kingdom
 Limited

SCH International Limited   United Kingdom       Spectrum Communications
                                                 Mark Wallace Associates (MWA)